UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value,	EVBG	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On December 18, 2019, Everbridge, Inc. (“Everbridge”) issued an additional aggregate of $75.0 million principal amount of its 0.125% Convertible Senior Notes due 2024 (the “Additional Notes”) to J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Nomura Securities International, Inc., as representatives of the several initial purchasers (collectively, the “Initial Purchasers”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The issuance of the Additional Notes was pursuant to the Initial Purchasers’ full exercise of their 13-day option to purchase additional notes granted in the original offering of an aggregate of $375 million principal amount of 0.125% Convertible Senior Notes due 2024 (the “Original Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes were issued pursuant to an Indenture, dated December 13, 2019 (the “Indenture”), between Everbridge and U.S. Bank National Association, as trustee, and have identical terms to the Original Notes. The Indenture and the Notes are each as described in Item 1.01 of Everbridge’s Current Report on Form 8-K (the “Prior 8-K”) filed with the Securities and Exchange Commission on December 13, 2019, which is incorporated herein by reference.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and the Form of Global Note, which were filed as Exhibit 4.1 and 4.2, respectively, to the Prior 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.03 is incorporated herein by reference.

The Additional Notes were issued to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act. Everbridge offered and sold the Additional Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for resale by such Initial Purchasers solely to persons reasonably believed to be “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Additional Notes and shares of Everbridge’s common stock, if any, issuable upon conversion thereof have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Item 8.01	Other Events

On December 16, 2019, in connection with the Initial Purchasers’ full exercise of their option to purchase the Additional Notes, Everbridge entered into additional privately negotiated capped call transactions with certain of the initial purchasers or their affiliates (the “Option Counterparties”). Everbridge used approximately $7.5 million of the net proceeds from the sale of the Additional Notes to pay the cost of these additional capped call transactions. The additional capped call transactions are on the same terms as the capped call transactions entered into on December 10, 2019 in connection with the pricing of the Original Notes, as described in Item 1.01 of the Prior 8-K filed with the Securities and Exchange Commission on December 13, 2019, which is incorporated herein by reference. The additional capped call transactions are separate transactions, entered into by Everbridge with the Option Counterparties, and are not part of the terms of the Notes.

The summary of the additional capped call transactions is qualified in its entirety by reference to the text of the form of confirmation for the capped call transactions, which was filed as Exhibit 99.1 to the Prior 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: December 20, 2019	By:	/s/ Elliot J. Mark
Elliot J. Mark Senior Vice President, General Counsel and Secretary